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FOR IMMEDIATE RELEASE
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                  DOUG McCORMICK NAMED PRESIDENT OF iVILLAGE

     Former Lifetime Television CEO Joins Leading Women's Network Online

New York, NY - April 20, 2000 - iVillage Inc. (Nasdaq: IVIL), operator of iVillage.com: The Women's Network (http://www.ivillage.com and AOL keyword: ivillage), today named Doug McCormick, recently CEO of Lifetime Television for Women and a longtime leader in women's media, to the newly created position of President, iVillage Inc. The appointment is effective immediately and was announced by Candice Carpenter, iVillage's CEO.

"I am thrilled to welcome Doug to our management team. He is a seasoned pro who developed the number-one electronic media company for women while he was at Lifetime. His knowledge of the women's space, as well as his involvement and many contributions as a board member, will help take our rapidly expanding franchise to the next level," said Carpenter in making the announcement.

As President, McCormick will be responsible for day-to-day operations of the Company, with full P&L responsibilities including finance, corporate communications, international operations, and human resources. He will report to Ms. Carpenter who will also continue to lead the company's strategy and corporate development activities, including partner strategies, brand development and extensions, international deals, and new-media initiatives. Nancy Evans will continue as Editor-in-Chief and Co-Chairperson.

"This is a terrific opportunity to join the market leader in this new media category," said Doug McCormick, President, iVillage. "During the past year, I've had the chance to work closely with Candice, Nancy and the Board of Directors and know iVillage to be a great, strong company. Candice and Nancy have built an extraordinary franchise and I am delighted to be part of it."

McCormick is the executive credited with creating the programming and marketing strategy that catapulted Lifetime Television into the nation's number one women's media brand in awareness and profitability. McCormick is credited with making Lifetime the ninth most profitable network in the country. During his six-year tenure as CEO, the market value of the network increased by more than three billion dollars. He will continue to serve on iVillage's Board of Directors.


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"I'm particularly excited to have Doug join our team based on his expertise in building a multi-billion dollar brand targeted at women," said Nancy Evans, Editor-in-Chief of iVillage. "He is a sophisticated marketer, well-respected industry leader, as well as a friend."

Additionally, McCormick has been a strong advocate of women's issues. He sits on the Board of Trustees of American Women in Radio and Television, the Child Care Action Campaign, and the Women's Sports Foundation. He is also a member of the Advertising Council's Executive Committee. McCormick is currently Chairman of the International Radio and Television Society Foundation (IRTSF).

McCormick's efforts on behalf of women's and children's issues have won him many awards, including the prestigious "Good Guy Award" from the National Women's Political Caucus as well as top honors from the New York Women's Agenda, Girls, Inc. and the Golden Cable ACE for Lifetime's efforts in combating breast cancer. He is currently chairman of McCormick Media, Inc., a New York-based firm specializing in providing services for emerging Internet and digital cable properties. He received his MBA from Columbia University. He resides in Manhattan and is the father of two teenage boys.

About iVillage.com: The Women's Network

iVillage.com: The Women's Network (http://www.ivillage.com and AOL keyword: ivillage) is the leading women's network online providing practical solutions and everyday support for women between the ages of 25 and 54. iVillage.com is organized into branded communities that focus on issues of most importance to women and provide interactive services, peer support and online access to experts through 16 content channels and several stores. Content channels include allHealth, Astrology, Beauty, Book Club, Click!: Where Computers Make Sense, Diet & Fitness, Food, Garden, MoneyLife, ParentsPlace, Parent Soup, Pets, Relationships, Travel, Work from Home, and Working Diva, and are complemented by stores such as iBaby , iMaternity, Shopping Central, and PlusBoutique. Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is a new media company, recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by


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or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign economic and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, and (iv) the impact of recent and future acquisitions on iVillage's business and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACTS:

Media:
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iVillage                        The Abernathy MacGregor Group
Jason Stell                     Carl Fischer
212.206.3141                    212.371.5999
jason@mail.ivillage.com         crf@abmac.com
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Analysts and Investors:
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iVillage                        The Abernathy MacGregor Group
Barbara Coffey                  Carina Thate
917.326.4193                    212.371.5999
bcoffey@mail.ivillage.com       cct@abmac.com
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